SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 20, 2018

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement
Stock Purchase Agreement

On June 20, 2018, Citizens Community Bancorp, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with United Bancorporation (“Parent”) and its wholly-owned subsidiary, United Bank, a Wisconsin chartered bank (“United Bank”), pursuant to which the Company will, subject to the terms and conditions set forth therein, acquire 100% of the common stock of United Bank (the “Acquisition”) for approximately $50.7 million in cash, subject to adjustment as provided in the Stock Purchase Agreement. At the closing of the Acquisition, United Bank will become a wholly-owned subsidiary of the Company. Immediately following the closing of the Acquisition, the Company intends to merge United Bank with and into Citizens Community Federal, N.A. (“CCF Bank”), a federally-chartered national bank and a wholly-owned subsidiary of the Company, with CCF Bank surviving the Acquisition.

Completion of the Acquisition is subject to certain customary mutual conditions, including: (i) receipt of all required regulatory approvals and expiration of all related statutory waiting periods (and the absence of a burdensome condition (as defined in the Stock Purchase Agreement) in connection with obtaining any such approvals); and (ii) the absence of any law or order prohibiting the consummation of the Acquisition. Each party’s obligation to complete the Acquisition is also conditioned upon certain additional customary conditions, including (i) the accuracy of the representations and warranties of the other party (subject to certain exceptions and qualifications); and (ii) material compliance by the other party with its obligations under the Stock Purchase Agreement. The Company’s obligation to complete the Acquisition is further conditioned upon the absence of a material adverse effect (as defined in the Stock Purchase Agreement) with respect to United Bank or Parent.

The Stock Purchase Agreement contains customary representations and warranties by each of the parties, and each party has agreed to customary covenants. United Bank and Parent have also agreed to customary covenants relating to the conduct of United Bank’s business during the interim period between the execution of the Stock Purchase Agreement and the completion of the Acquisition, and customary non-solicitation covenants relating to alternative acquisition proposals.

The Stock Purchase Agreement contains indemnification obligations of the Company and Parent with respect to breaches of certain of such party’s representations, warranties and covenants and certain other specified matters, which party’s indemnification obligations are also subject to various specified limitations.

The Stock Purchase Agreement provides certain customary termination rights for the Company and Bank Parent, including, among others, (i) a breach of the Stock Purchase Agreement by the other party that is not cured within 30 days’ notice of such breach and which cause the non-breaching party’s closing conditions to not be satisfied; (ii) a final, non-appealable denial of required regulatory approvals or an injunction prohibiting the transactions contemplated by the Stock Purchase Agreement; and (iii) if the Acquisition has not closed on or prior to the twelfth month anniversary of the date of signing, as may be extended by six months, if necessary, to obtain regulatory approvals.

The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Stock Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statements Regarding Stock Purchase Agreement Representations and Warranties

The Stock Purchase Agreement has been filed as an exhibit to this Form 8-K to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company, CCF Bank or United Bank in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and as of specified dates, were solely for the benefit of the parties to the Stock Purchase Agreement, and are subject to limitations, modifications and qualifications agreed upon by the parties to the Stock Purchase Agreement. Moreover, certain representations and warranties in the Stock Purchase Agreement have been made for the purposes of allocating risk between the parties to the Stock Purchase Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Stock Purchase Agreement may not constitute the actual state of facts about the Company, CCF Bank or United Bank. The representations and warranties set forth in the Stock Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, CCF Bank or United Bank or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

PIPE Transaction

On June 20, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with each of a limited number of institutional and other accredited investors, including certain officers and directors of the Company (collectively the “Purchasers”), pursuant to which the Company expects to sell an aggregate of 500,000 shares of the Company’s 8.00% Series A Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $0.01 per share, (the “Series A Preferred Stock”), in a private placement (the “Private Placement”) at $130 per share, for aggregate gross proceeds of $65 million. The Securities Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Purchasers.

     The Series A Preferred Stock ranks senior to the Company’s common stock, $0.01 par value, of the Company (“Common Stock”) with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Each share of Series A Preferred Stock has a “Liquidation Preference” of $130. Holders of the Series A Preferred Stock generally will have limited voting rights as provided below. The Series A Preferred Stock will not be redeemable by either the Company or by a holder.

Each share of Series A Preferred Stock is mandatorily convertible into ten shares of common stock, $0.01 par value, of the Company (“Common Stock”) following the Company’s receipt of stockholder approval of the issuance of the shares of Common Stock into which the Series A Preferred Stock is expected to be converted.  The Securities Purchase Agreement requires that the Company hold a special meeting of stockholders for purposes of a stockholder vote regarding approval of issuance of the shares of Common Stock into which the Series A Preferred Stock is expected to be converted.

Each share of the Series A Preferred Stock will bear a cash dividend, when and as authorized by the Board of Directors of the Company, equal to 8% per annum. Such dividends are non-cumulative and shall be payable semiannually in arrears commencing on December 31, 2018 if the Series A Preferred Stock is not converted to Common Stock on or before that date. If the Series A Preferred Stock is converted to Common Stock on or before December 31, 2018, then no dividends will be payable on the Series A Preferred Stock.

The affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together with any class or series of parity securities, shall be required to (i) authorize or issue, or increase the authorized, issued or outstanding amount of, any shares of any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or distribution of assets on the Company’s liquidation, dissolution or winding up or (ii) adversely affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement on June 20, 2018 (the “Registration Rights Agreement”), with each of the Purchasers. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a resale registration statement by no later than the 30th day following the closing of the Private Placement for the purpose of registering the underlying shares of Common Stock into which the shares of Series A Preferred Stock are convertible (following stockholder approval of the conversion of the Series A Preferred Stock into shares of Common Stock). Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to have such registration statement declared effective with the SEC as soon as practical, but not later than the 120th day following the closing of the Private Placement (or, in the event the SEC reviews and has written comments to the registration statement, the 150th day following the closing of the Private Placement) or the 5th trading day after the date the Company is notified by the SEC that the SEC is prepared to declare such registration statement effective.

The foregoing descriptions of the Securities Purchase Agreement, Registrations Rights Agreement and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by the full text of the Securities Purchase Agreement and Registrations Rights Agreement, which are filed as Exhibits 1.1 and 1.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

The information contained under Item 1.01 under the section “PIPE Transaction” is hereby incorporated by reference into this Item 3.02.

The issuance and sale of the securities pursuant to the Securities Purchase Agreement was a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) safe harbor of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering, involving only a limited number of institutional and other accredited investors.

Item 3.03.    Material Modification to Rights of Security Holders

The information contained under Item 1.01 under the section “PIPE Transaction” is hereby incorporated by reference into this Item 3.03.

On June 20, 2018, the Company filed, with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), Articles Supplementary (the “Articles Supplementary”), which classified and designated 500,000 authorized but unissued shares of the Company’s preferred stock as shares of Series A Preferred Stock. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock are set forth in the Articles Supplementary and are described under Item 1.01 under the section “PIPE Transaction”.  The Articles Supplementary became effective on June 20, 2018 upon the acceptance for record by SDAT.

The foregoing description of the Articles Supplementary does not purport to be complete and is qualified in its entirety by the full text of the Articles Supplementary as filed with SDAT, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 1.01 under the section “PIPE Transaction” and in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 7.01.    Regulation FD Disclosure.

On June 21, 2018, the Company issued a press release announcing the Acquisition and the Private Placement. A copy of this press release is attached hereto as Exhibit 99.1.

The Company provided certain information to investors in the Private Placement as part of the private placement process.  A copy of this information is attached hereto as Exhibits 99.2.

The information in this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto shall not be deemed “to be filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Cautionary Notice About Forward-looking Statements and Other Statements
This Current Report on Form 8-K and the attached exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and CCF Bank. These uncertainties include conditions in the financial markets and economic conditions generally; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; the risk that the proposed transaction may be more difficult, costly or time consuming or that the expected benefits are not realized; failure to obtain applicable regulatory approvals and meet other closing conditions to the proposed transaction on the expected terms and schedule; the risk that if the proposed transaction were not completed it could negatively impact the stock price and the future business and financial results of the Company; difficulties and delays in integrating the acquired business operations or fully realizing cost savings and other benefits; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or CCF Bank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; risks posed by acquisitions and other expansion opportunities; changes in federal or state tax laws; litigation risk; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2017 filed with the Securities and Exchange Commission (“SEC”) on December 13, 2017 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made.
 This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

Item 8.01.	Other Events.

The following “Description of Capital Stock” is being filed to update the description of the Company’s Common Stock, which description is incorporated by reference in certain of the Company’s registration statements filed with the Securities and Exchange Commission.
DESCRIPTION OF CAPITAL STOCK
The following description of the Company’s capital stock is a summary of the material terms of the Company’s charter and bylaws, as amended, and the applicable provisions of Maryland law, including the Maryland General Corporation Law (the “MGCL”). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, (i)     the Articles of Incorporation of the Company filed as Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed on June 30, 2006, (ii) the Articles of Amendment to the Articles of Incorporation of the Company filed as Exhibit 3.1 to the Company’s Form 10-Q filed on May 15, 2012, (iii) the Articles Supplementary of the Company filed as Exhibit 3.1 to this Form 8-K, (iv) the Bylaws of the Company filed as Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed on June 30, 2006, (v) the Amendment to the Bylaws of the Company filed as Exhibit 99.1 to the Company's Form 8-K filed on December 26, 2013, and (vi) the applicable provisions of the MGCL.
General
The Company’s authorized capital stock consists of 30,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. 500,000 shares of preferred stock are classified and designated as shares of 8.00% Series A Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). Shares of outstanding Series A Preferred Stock that are purchased or otherwise acquired by the Company (including shares of Series A Preferred Stock that are converted into shares of common stock) will automatically be reclassified as and revert to authorized but unissued shares of preferred stock without further classification as to class or series. Subject to the rights and preferences granted to holders of the Company’s preferred stock, if any, the authorized but unissued shares of the Company’s capital stock are available for future issuance without stockholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. All of the Company’s issued and outstanding shares of capital stock are validly issued, fully paid and non-assessable.
Common Stock
Subject to the rights and preferences granted to holders of the Company’s preferred stock then outstanding, if any, and except with respect to voting rights, conversion rights and certain distributions of the Company’s capital stock, holders of the Company common stock rank equally with respect to distributions and have identical rights, preferences, privileges and restrictions, including the right to attend meetings and receive any information distributed by the Company with respect to such meetings.

Dividends
Holders of the Company common stock are entitled to receive ratably such dividends as may be declared from time to time by the Company board out of legally available funds. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock are treated equally and identically. The ability of the Company board to declare and pay dividends on the Company common stock is subject to the laws of the state of Maryland, applicable federal and state banking laws and regulations, and the terms of any senior securities (including preferred stock) the Company may then have outstanding. The Company’s principal source of income is dividends that are declared and paid by its wholly owned banking subsidiary, CCF Bank, on its capital stock. Therefore, the Company’s ability to pay dividends is dependent upon the receipt of dividends from CCF Bank.
Voting Rights
Each holder of common stock is entitled to one vote for each share of record held on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of the Company preferred stock. Holders of the Company common stock are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast. In addition to any other vote required by law, the affirmative vote of 80% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors is required to amend or repeal the provisions of the Company charter covering the capital stock, directors, bylaws, approval of certain business combinations, acquisitions of equity securities from interested persons, indemnification of directors and officers, limitations of liability or amendment of the charter or to amend or repeal any provision of the Company bylaws.
Liquidation Rights
In the event of the Company’s liquidation, dissolution or winding up, holders of the Company common stock are entitled to share ratably in all of the Company’s assets remaining after payment of liabilities, including but not limited to the liquidation preference of any then outstanding the Company preferred stock. Because the Company is a bank holding company, the Company’s rights and the rights of the Company’s creditors and stockholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of the Company’s subsidiary’s creditors, except to the extent that the Company may be a creditor with recognized claims against its subsidiary.
Preemptive and Other Rights
Holders of the Company common stock are not entitled to any preemptive, subscription or redemption rights except as may be established by the Company board of directors.
Preferred Stock
The Company’s charter authorizes the Company board to establish one or more series of preferred stock. Unless required by law or any stock exchange and subject to the rights and preferences of the holders of any outstanding shares of the Company preferred stock, the authorized shares of the Company preferred stock are available for issuance without further action by the stockholders. The Company board is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the Company common stock, without a vote of the holders of the preferred stock, unless a vote of the holders of the preferred stock is required by law or pursuant to the terms of such preferred stock. Without stockholder approval, the Company could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of the Company’s stockholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.
Series A Preferred Stock
Authorized Shares, Par Value and Liquidation Preference. The Company has designated 500,000 shares as “8.00% Series A Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock,” each of which has a $0.01 par value and a liquidation preference of $130 per share.
Ranking. The Series A Preferred Stock ranks senior to all of the Company’s common stock and will rank pari passu or senior to all future issuances of the Company’s preferred stock.

Dividends. If stockholder approval of the conversion of the Series A Preferred Stock is not obtained, the shares of Series A Preferred Stock will remain outstanding and, beginning December 31, 2018, and for so long as such shares remain outstanding, the Company will be required to pay dividends on the Series A Preferred Stock, on a non-cumulative basis, at an annual rate of 8% of the liquidation value of the Series A Preferred Stock, which is $130. Dividends after December 31, 2018 will be payable semi-annually in arrears on June 30 and December 31, beginning on December 31, 2018. If all dividends payable on the Series A Preferred Stock have not been declared and paid for an applicable dividend period, the Company shall not declare or pay any dividends on any stock which ranks junior to the Series A Preferred Stock, or redeem, purchase or acquire any stock which ranks pari passu or junior to the Series A Preferred Stock, subject to customary exceptions. If all dividends payable on the Series A Preferred Stock have not been paid in full, any dividend declared on stock which ranks pari passu to the Series A Preferred Stock shall be declared and paid pro rata with respect to the Series A Preferred Stock and such pari passu stock.
Participation in Dividends on Common Stock. So long as any shares of Series A Preferred Stock are outstanding, if the Company declares any dividends on common stock or make any other distribution to the holders of the common stock, the holders of the Series A Preferred Stock will be entitled to participate in such distribution on an as-converted basis.
Mandatory Conversion. The Series A Preferred Stock of each holder will convert into shares of common stock on the third business day following the approval by the holders of the common stock of the conversion of the Series A Preferred Stock into common stock as required by the applicable NASDAQ rules. Upon stockholder approval of the conversion of the Series A Preferred Stock, each share of Series A Preferred Stock will convert into ten shares of common stock.
Voting Rights. The holders of the Series A Preferred Stock will not have any voting rights other than as required by law, except that the approval of the holders of a majority of the Series A Preferred Stock, voting together with any class or series of parity securities, shall be required for certain matters, including to (i) authorize or issue, or increase the authorized, issued or outstanding amount of, any shares of any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or distribution of assets on the Company’s liquidation, dissolution or winding up or (ii) significantly and adversely affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock.
Liquidation. In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series A Preferred Stock shall be entitled to liquidating distributions equal to $130 per share plus any declared and unpaid dividends.
Redemption. The Series A Preferred Stock shall be perpetual unless converted in accordance with the Articles Supplementary. The Series A Preferred Stock will not be redeemable at the option of the Company or any holder of Series A Preferred Stock at any time.
Preemptive Rights. Holders of the Series A Preferred Stock have no preemptive rights.
Declassification. Shares of outstanding Series A Preferred Stock that are purchased or otherwise acquired by the Company (including shares of Series A Preferred Stock that are converted into shares of common stock) will automatically be reclassified as and revert to authorized but unissued shares of preferred stock without further classification as to class or series.
Authorized but Unissued Capital Stock
The MGCL does not generally require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. However, the listing requirements of the NASDAQ, which would apply so long as the Company common stock remains listed on the NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock.
One of the effects of the existence of unissued and unreserved shares of common stock or preferred stock may be to enable the Company's board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities they may believe are in their best interests or in which they may receive a premium for their the Company common stock over the market price of the common stock.

Anti-Takeover Effects of Provisions of Applicable Law and the Company Charter and the Company Bylaws
The business combination provisions of the MGCL, the control share acquisition provisions of the MGCL, the Subtitle 8 provisions of the MGCL and the supermajority vote requirements, voting rights of the holders of preferred stock, if any, and advance notice requirements for director nominations and stockholder proposals may have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for shares of the Company common stock or otherwise be in the best interests of the Company stockholders.
Federal Banking Law
The ability of a third party to acquire the Company’s stock is also limited under applicable U.S. banking laws, including regulatory approval requirements including any applicable approval requirements of the OCC under the National Bank Consolidation and Merger Act, as amended and any applicable approval requirements of the Federal Reserve Board under the BHCA.
Classified Board; Director Removal
The Company charter provides that the Company board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of the Company board will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Company board. Further, the Company directors may only be removed for cause and with an affirmative vote of 80% of the voting power of the then outstanding shares of stock the Company entitled to vote in the election of directors, voting together as a single class.
Limits on Written Consents
The Company charter provides that any action to be taken by the stockholders that the stockholders are required or permitted to take must be effected at a duly called annual or special meeting of stockholders or by unanimous written consent of the stockholders.
Annual Meetings; Limits on Special Meetings
The Company’s 2018 annual meeting of stockholders was held on March 27, 2018. Subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders may be called only by (i) the Company’s president, (ii) the Company board of directors, and (iii) the Company’s secretary upon the written request of the holders of a majority of all shares outstanding and entitled to vote on the business to be transacted at the meeting.
Listing
The Company common stock is listed on the NASDAQ Global Market under the symbol “CZWI.”
Transfer Agent and Registrar
The transfer agent and registrar for the Company common stock is Continental Stock Transfer & Trust.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits.

2.1	Stock Purchase Agreement between Citizens Community Bancorp, Inc., United Bank and United Bancorporation, dated June 20, 2018.
3.1	Articles Supplementary with respect to the Series A Preferred Stock of Citizens Community Bancorp, Inc.
10.1	Securities Purchase Agreement between the Citizens Community Bancorp, Inc. and the Purchasers provided therein, dated June 20, 2018.
10.2	Registration Rights Agreement between the Citizens Community Bancorp, Inc. and the Purchasers provided therein, dated June 20, 2018.
99.1	Press Release, dated June 21, 2018.
99.2	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: June 21, 2018	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer